Exhibit 99.1
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma consolidated financial statements of Belk, Inc. and its subsidiaries (collectively, “Belk”) have been prepared to give effect to the sale of Belk’s customer accounts and related receivables to GE Money Bank (“GE”), an affiliate of GE Consumer Finance. The unaudited pro forma consolidated financial statements of Belk give effect to the following agreements:
•	Belk/GE Purchase and Sale Agreement dated November 21, 2005 whereby GE agreed to purchase Belk’s customer accounts and related accounts receivable.

•	Belk/GE Credit Card Program Agreement (“Belk/GE Program Agreement”) dated November 21, 2005 covering the operations of the accounts and related accounts receivables for the combined portfolio of Belk and HSBC Bank Nevada National Association (“HSBC”).

•	HSBC/GE Purchase and Sale Agreement dated November 21, 2005 for the Proffitt’s and McRae’s propriety credit card accounts and related accounts receivables as permitted by the Belk/HSBC Credit Card Program Agreement dated June 30, 2005.

•	Belk/HSBC Credit Card Program Agreement(“Belk/HSBC Program Agreement”) dated June 30, 2005 was entered into in connection with Belk’s acquisition of 47 Profitt’s and McRae’s stores from Saks Incorporated in July 2005. Under the Belk/HSBC Program Agreement HSBC owns and operates the accounts and related receivables of the propriety credit card accounts and related accounts receivable of the 47 stores purchased by Belk. This agreement also permits Belk or a nominated purchaser to purchase the accounts and related receivables.
The unaudited financial statements were prepared using the historical consolidated financial statements of Belk, Inc. The unaudited pro forma consolidated financial statements should be read in conjunction with the audited and unaudited historical financial statements of Belk, Inc. This information can be found in Belk’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 and Quarterly Report on Form 10-Q for the 39-week period ended October 29, 2005.
The unaudited pro forma consolidated statements of operations for the fiscal year ended January 29, 2005 and for the 39-week period ended October 29, 2005 give effect to the sale as if it occurred on the first day of each of the periods presented (i.e., February 1, 2004 and January 30, 2005, respectively). The adjusted statements of operations for these periods removed the actual income and expense related to the credit card operations and included the earnings as if the Belk/GE Program Agreement had been in place for the entire period.
The unaudited pro forma consolidated balance sheet as of October 29, 2005 gives effect to the customer accounts receivable sale as if it occurred on October 29, 2005. The adjusted balance sheet on October 29, 2005 removes the customer accounts receivable and related valuation reserves, reflects the repayment of a note payable secured by the customer receivables and the termination of the interest rate swap agreements. It also reflects transaction expenses paid, cash paid to Belk to fund system transition expenses and cash proceeds from the sale. The tax effect of the adjustments above is also included.
THE ACCOMPANYING UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN PREPARED FOR ILLUSTRATIVE PURPOSES ONLY AND DO NOT PURPORT TO BE INDICATIVE OF THE ACTUAL RESULTS THAT WOULD HAVE BEEN ACHIEVED UNDER THE PROGRAM AGREEMENT FOR THE PERIODS PRESENTED OR THAT WILL BE ACHIEVED UNDER THE AGREEMENT IN THE FUTURE.

BELK, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Dollars in Thousands)

		Pro forma
	As Reported	Adjustments		As Adjusted
	October 29,2005	Inc/(Dec)		October 29, 2005
Assets
Current assets:
Cash and cash equivalents	$42,008	$61,508	A	$103,516
Accounts receivable, net	293,899	(273,614)	B	20,285
Merchandise inventory	934,123			934,123
Current income taxes receivable	—	2,169	H	2,169
Prepaid expenses and other current assets	18,133	(473)	I	17,660

Total current assets	1,288,163			1,077,753
Investment securities	7,051			7,051
Property and equipment, net	1,085,183			1,085,183
Goodwill	254,107			254,107
Pension assets	13,270			13,270
Other assets	34,441	9,318	C	43,626
		(133)	E

Total assets	$2,682,215	$(201,225)		$2,480,990

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$414,718			$414,718
Accrued liabilities	144,415	482	B	144,897
Deferred income taxes	2,971			2,971
Note payable	46,794			46,794
Current installments of long-term debt and capital lease obligations	8,742			8,742

Total current liabilities	617,640			618,122
Deferred income taxes	23,745	2,583	H	26,328
Long-term debt and capital lease obligations, excluding current installments	764,327	(200,990)	E	563,337
Interest rate swap liability	9,819	(5,008)	F	4,811
Deferred compensation and other noncurrent liabilities	163,287	700	D	163,987

Total liabilities	1,578,818			1,376,585

Stockholders’ equity:
Preferred stock	—			—
Common stock, 51.8 and 51.5 million shares issued and outstanding as of October 29, 2005 and January 29, 2005	518			518
Paid-in capital	536,567			536,567
Retained earnings	637,826	3,996	B	638,226
		(2,886)	I
		(608)	G
		(102)	E
Accumulated other comprehensive loss	(71,514)	608	G	(70,906)

Total stockholders’ equity	1,103,397			1,104,405

Total liabilities and stockholders’ equity	$2,682,215	$(201,225)		$2,480,990

BELK, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Dollars in Thousands, Except Per Share Amounts)

	As Reported			As Adjusted
	39 Week			39 Week
	Period ended	Proforma		Period ended
	October 29,	Adjustments		October 29,
	2005	Inc/(Dec)		2005
Revenues	$1,872,145			$1,872,145
Cost of goods sold (including occupancy and buying expenses)	1,274,019			1,274,019
Selling, general and administrative expenses	506,548	32,939	J	507,692
		(31,795)	K
Asset impairment and store closing costs	1,681			1,681
Hurricane losses	905			905

Operating income	88,992			87,848
Interest expense, net	(31,684)	(7,674)	L	(24,010)
Interest income	—	3,120	M	3,120
Gain on property, equipment and investments	70			70
Other income, net	221			221

Income before income taxes	57,599			67,249
Income tax expense	20,600	3,448	N	24,048

Net income	$36,999			$43,201

Basic and diluted net income per share	$0.72			$0.84

Weighted average shares outstanding	51,686			51,686

BELK, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Dollars in Thousands, Except Per Share Amounts)

	As Reported			As Adjusted
	Year Ended	Proforma		Year Ended
	January 29,	Adjustments		January 29,
	2005	Inc/(Dec)		2005
Revenues	$2,446,832			$2,446,832
Cost of goods sold (including occupancy and buying expenses)	1,618,639			1,618,639
Selling, general and administrative expenses	601,206	41,962	J	601,825
		(41,343)	K
Asset impairment and store closing costs	2,957			2,957

Operating income	224,030			223,411
Interest expense, net	(34,292)	(8,650)	L	(25,642)
Interest income	2,146	2,998	M	5,144
Gain on property, equipment and investments	1,883			1,883
Other income, net	509			509

Income before income taxes	194,276			205,305
Income tax expense	70,200	3,977	N	74,177

Net income	124,076			131,128

Basic and diluted net income per share	$2.40			$2.54

Weighted average shares outstanding	51,693			51,693

Belk, Inc. and Subsidiaries
Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements
(Dollars in Thousands)
Note 1 Basis of Presentation
Effective January 28, 2006, Belk completed the sale of its customer accounts and related receivables. These included the customer accounts and related receivables acquired from HSBC under the Belk/HSBC Program Agreement entered into as part of the Proffitt’s and McRae’s store acquisition from Saks Incorporated consummated on July 3, 2005. Belk paid a fee to HSBC, as required in the Belk/HSBC Program Agreement, allowing GE to purchase the customer accounts and related receivables directly from HSBC.
The unaudited pro forma consolidated statements of operations for the fiscal year ended January 29, 2005 and for the 39-week period ended October 29, 2005 give effect to the sale as if it occurred on the first day of each of the periods presented (i.e., February 1, 2004 and January 30, 2005, respectively). The adjusted statement of operations for these periods removed the actual income and expense related to the credit card operations and included the earnings as if the Belk/GE Program Agreement had been in place for the entire period.
The unaudited pro forma consolidated balance sheet as of October 29, 2005 gives effect to the customer accounts receivable sale as if it occurred on October 29, 2005. The adjusted balance sheet on October 29, 2005 removes the customer accounts receivable and related valuation reserves, reflects the repayment of a note payable secured by the customer receivables and the termination of the interest rate swap agreements. It also reflects transaction expenses paid, cash paid to Belk to fund system transition expenses and cash proceeds from the sale. The tax effect of the adjustments above is also included.
THE ACCOMPANYING UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN PREPARED FOR ILLUSTRATIVE PURPOSES ONLY AND DO NOT PURPORT TO BE INDICATIVE OF THE ACTUAL RESULTS THAT WOULD HAVE BEEN ACHIEVED UNDER THE PROGRAM AGREEMENT FOR THE PERIODS PRESENTED OR THAT WILL BE ACHIEVED UNDER THE AGREEMENT IN THE FUTURE.
Note 2 Non recurring items related to the Purchase and Sale Agreement
Non recurring pre-tax items related to the Belk/GE Purchase and Sale Agreement are the Gain on Sale of the Belk Portfolio of $6,210 offset by the Interest Rate Swap loss of ($932), professional expenses of ($4,625), the write-off of deferred financing costs of ($163), and the related income tax expense of $90.
Note 3 Unaudited Pro Forma Adjustments
A)	Represents the adjustment to record cash received from the sale of the consumer credit card accounts and related receivables net of the cash used to pay the related note payable, interest rate swap termination fees, the fees due to HSBC allowing GE to purchase the Proffitt’s/McRae’s accounts and related receivables and professional fees related to the sale.

B)	Represents the adjustment to remove the gross consumer credit card accounts receivables portfolio sold to GE and the related valuation reserves. The retained earnings adjustment is the gain on the sale of the accounts receivable, net of tax. The accrued liability adjustment is an estimate of the liability to GE for the pre-closing accounts receivable write-offs processed after the effective date of the sale.

C)	Represents the establishment of Account Relationship Intangible Asset purchased from HSBC under the Belk/HSBC Program Agreement dated June 30, 2005.

D)	Represents the amount paid by GE to fund system transition costs to be incurred by Belk, as required under the Belk/GE Program Agreement, being amortized over the term of the Belk/GE Program Agreement.

E)	Represents the repayment of the note payable secured by the consumer credit card accounts receivable and write off of the related deferred financing costs.

F)	Represents the fees for the early termination of the interest rate swaps that hedge the interest rate of the note payable secured by the consumer credit card portfolio.

G)	Represents the adjustment to recognize the interest rate swap loss in net income that had been recorded in other comprehensive income.

H)	Represents the tax effect of the transaction.

I)	Represents the adjustment for professional fees net of taxes paid for services related to the transaction.

J)	Represents the reversal of the net income of the Belk credit card portfolio during the period.

K)	Represents the net income under the Belk/GE Program Agreement as if it was in effect for the entire period.

L)	Represents adjustment to eliminate the interest expense paid on the note payable secured by the credit card assets as if the note payable was repaid at the beginning of the period.

M)	Represents the interest income that would have been earned on the excess cash as if the sale had occurred at the beginning of the period. The interest rates used were 1.84% and 3.37% for the year ended January 29, 2005 and for the 39 week period ended October 29, 2005, respectively. These represent the average rates earned by Belk on similar investments during the same respective periods.

N)	Represents the income tax expense adjustment resulting from the net income change under the Belk/GE Program Agreement. The effective tax rates used were 36.13% and 35.76% for the year ended January 29, 2005 and the 39 week period ended October 29, 2005, respectively.